As filed with the Securities and Exchange Commission on December 20, 2017

____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________________________

DNB FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

_______________________________

of Incorporation or Organization)
Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)		23-2222567 (IRS Employer Identification No.)

4 Brandywine Avenue Downingtown, PA 19335 (610) 269-1040 (Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

DNB Financial Corporation Incentive Equity and Deferred Compensation Plan

(as Amended and Restated effective April 26, 2017)

(Full Title of the Plan)

Gerald F. Sopp
Executive Vice President and Chief Financial Officer
DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA 19335
(484) 359-3138
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one): If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

Large accelerated filer			Accelerated filer	
Non-accelerated filer		(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

_______________________________

CALCULATION OF REGISTRATION FEE

	(1)(2)	(3)
Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $1.00 per share	250,000	$34.70	$8,675,000	$1,080.04

(1)	Represents additional shares of the Registrant’s Common Stock reserved for issuance under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq's Capital Market on December 19, 2017.

____________________________________________________________________________________________

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of DNB Financial Corporation’s Registration Statement on Form S-8 (File No. 333-138214) (the “Prior Registration Statement”), are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. This Registration Statement registered 250,000 additional shares of DNB Financial Corporation’s common stock, $1.00 par value per share (“Common Stock”) that may be issued to participants under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan (as Amended and Restated effective April 26, 2017, the “Plan”).  The 250,000 additional shares, together with the 243,101 shares being carried forward from the Prior Registration Statement and with respect to which the filing fee has previously been paid, constitute the 493,101 shares of Common Stock registered for issuance under the Plan.  The Plan has also been amended to extend the expiration date of the Plan to April 26, 2027.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed below that the Registrant has previously filed with the Securities and Exchange Commission (the “SEC”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 27, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 15, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the SEC on November 13, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the SEC on August 11, 2017;
•

The Registrant’s Current Reports on Form 8-K filed with the SEC on February 28, 2017, April 27, 2017, May 24, 2017, July 7, 2017, August 24, 2017, October 30, 2017, November 15, 2017 and;  November 17, 2017;

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the SEC on April 4, 1988, as amended by the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 20, 2009, including any amendment or report filed with the SEC for the purpose of updating such description.

The Registrant also incorporates by reference all other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law ("PBCL") permits a Pennsylvania corporation to limit the personal liability of its directors for monetary damages, subject to the limitations and conditions described in Subchapter B.  Subchapter D of Chapter 17 of the PBCL provides for indemnification of any person who is or was a representative of a Pennsylvania corporation and specifically empowers the corporation to indemnify, subject to the limitations and conditions described in Subchapter D, any person who is or was a representative of the corporation in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a representative of the corporation.

Articles 23 and 24 of the Registrant's bylaws limit the personal liability of directors for monetary damages and provide for indemnification of officers and directors.

Articles 23 and 24 of the Registrant's bylaws provide that the Registrant will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was an officer or director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Articles 23 and 24 of the Registrant's bylaws provide that the Registrant will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by such officer or director in connection with the defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of DNB. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of such officer's or director's duty to the Registrant.

Articles 23 and 24 of the Registrant's bylaws also permit the payment of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and authorize the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant, or is or was serving at the request of the Registrant as an officer or director of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

Article 24 of the Registrant's bylaws provides that directors shall not be personally liable to the corporation or its shareholders or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office and such breach or failure constitutes self-dealing, willful misconduct or recklessness.  This limitation of liability does not apply to the responsibility or liability of such director under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 8.	Exhibits

The following exhibits are filed herewith or are incorporated herein by reference to other filings.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017.

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2016.

4.3

DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, as Amended and Restated effective April 26, 2017, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed with the SEC on March 27, 2017.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of BDO USA, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Downingtown, Commonwealth of Pennsylvania, on December 20, 2017.

DNB FINANCIAL CORPORATION
By:	/s/ William J. Hieb
William J. Hieb President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint William J. Hieb and Gerald F. Sopp, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William J. Hieb	President, Chief Executive Officer and Director	December 20, 2017
William J. Hieb	(Principal Executive Officer)
/s/ Gerald F. Sopp	Chief Financial Officer	December 20, 2017
Gerald F. Sopp	(Principal Financial and Accounting Officer)
/s/ James H. Thornton	Chairman of the Board	December 20, 2017
James H. Thornton
/s/ John F. McGill, Jr.	Vice Chairman of the Board	December 20, 2017
John F. McGill, Jr.
/s/ James R. Biery	Director	December 20, 2017
James R. Biery
/s/ Thomas A. Fillippo	Director	December 20, 2017
Thomas A. Fillippo
/s/ Gerard F. Griesser	Director	December 20, 2017
Gerard F. Griesser
/s/ Mildred C. Joyner	Director	December 20, 2017
Mildred C. Joyner
	Director	December 20, 2017
James J. Koegel
/s/ Mary D. Latoff	Director	December 20, 2017
Mary D. Latoff

/s/ Charles A. Murray	Director	December 20, 2017
Charles A. Murray
/s/ G. Daniel O’Donnell	Director	December 20, 2017
G. Daniel O’Donnell

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017.

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2016.

4.3

DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, as Amended and Restated effective April 26, 2017, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed with the SEC on March 27, 2017.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of BDO USA, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).